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                                                                    EXHIBIT 23.8

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this registration statement on Form S-4 of our report dated June 8, 2001, with respect to the consolidated financial statements of Cor-Val, Inc., and subsidiary as of and for the year ended March 31, 1999, and the consolidated statements of operations, cash flows and stockholders' equity for the eleven months ended February 29, 2000, included herein and to all references to our Firm included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP

Houston, Texas
June 22, 2001